UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

MIAMI INTERNATIONAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-1482385
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7 Roszel Road, Suite 1A Princeton, New Jersey	8540
(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.001 per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-288767
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.    Description of Registrant’s Securities to be Registered.
Miami International Holdings, Inc. (the “Company”) hereby incorporates by reference herein the description of its common stock, par value $0.001 per share (the “Common Stock”), to be registered hereunder, set forth under the heading “Description of Capital Stock” in the Company’s prospectus constituting part of the Registration Statement on Form S-1 (File No. 333-288767) of the Company, initially filed on July 18, 2025 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, as thereafter amended and supplemented. The description of the Common Stock included in any form of prospectus subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act with the Commission shall be deemed to be incorporated by reference herein.
Item 2.    Exhibits.
Pursuant to the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Miami International Holdings, Inc.

Date: August 13, 2025	By:	/s/ Thomas P. Gallagher
	Name:	Thomas P. Gallagher
	Title:	Chairman and Chief Executive Officer